UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Mastech Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MASTECH HOLDINGS, INC.

1000 Commerce Drive

Pittsburgh, Pennsylvania 15275

Telephone: (412) 787-2100

April 10, 2009

Dear Mastech Holdings, Inc. Shareholder:

You are cordially invited to attend our 2009 Annual Meeting of Shareholders to be held at the Four Points by Sheraton Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania, 15275 on Thursday, May 14, 2009, at 8:30 a.m. Eastern Time.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. At this year’s Annual Meeting, you will be asked to vote on the election of Class I directors. Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

Sincerely,

Steven J. Shangold

President and Chief Executive Officer

MASTECH HOLDINGS, INC.

1000 Commerce Drive

Pittsburgh, Pennsylvania 15275

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 14, 2009

The Annual Meeting of Shareholders of Mastech Holdings, Inc. (the “Company”) will be held at the Four Points by Sheraton Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania, 15275 on Thursday, May 14, 2009, at 8:30 a.m. Eastern Time, to consider and act upon the following matters:

1. The election of two (2) Class I directors to serve for three-year terms or until their respective successors shall have been selected or qualified; and

2. The transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has established the close of business on April 9, 2009, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

PLEASE VOTE AS SOON AS POSSIBLE TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU HAVE THREE OPTIONS FOR SUBMITTING YOUR VOTE BEFORE THE ANNUAL MEETING: VIA THE INTERNET, BY PHONE OR BY MAIL. FOR FURTHER DETAILS, SEE “VOTING RIGHTS AND SOLICITATION” IN THE PROXY STATEMENT. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO RECORD YOUR VOTE ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES YOUR COMPANY SIGNIFICANT PRINTING AND PROCESSING COSTS.

By Order of the Board of Directors

John J. Cronin Jr.

Chief Financial Officer

and Corporate Secretary

Pittsburgh, PA 15275

April 10, 2009

MASTECH HOLDINGS, INC.

1000 Commerce Drive

Pittsburgh, PA 15275

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

To Be Held on May 14, 2009

This Proxy Statement is being furnished to the shareholders of Mastech Holdings, Inc., a Pennsylvania corporation (“Mastech” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) scheduled to be held on Thursday, May 14, 2009, at 8:30 a.m. Eastern Time, at the Four Points by Sheraton Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania, 15275, or at any adjournment or postponement thereof. This Proxy Statement is being mailed to shareholders on or about April 14, 2009.

PURPOSE OF THE MEETING

The specific proposal to be considered and acted upon at the Annual Meeting is summarized in the accompanying Notice of Annual Meeting of Shareholders. The proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

VOTING

Only holders of record of Mastech Common Stock, par value $0.01 per share (the “Common Stock”), as of the close of business on April 9, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On April 9, 2009, there were 3,606,717 shares of Common Stock outstanding.

The presence in person or by proxy of the shareholders entitled to cast at least a majority of all the votes that are entitled to be cast at the meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. The holders of Common Stock have one vote for each share held by them as of the Record Date. Shareholders may not cumulate votes in the election of directors.

Your shareholder vote is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the annual meeting in person. You have three options for submitting your vote before the annual meeting: via the Internet, by phone or by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, it saves your company significant printing and processing costs and your vote is recorded immediately. Internet and telephonic voting will be available until 11:59 p.m. Eastern Time on May 13, 2009. If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person. The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone or mail. If you have any questions about submitting your vote, call our Investor Relations department at (800) 627-8323.

PROXIES

All shares of Common Stock represented by proxies that are properly signed, completed and returned to the Corporate Secretary of the Company at 1000 Commerce Drive, Pittsburgh, PA 15275 at or prior to the Annual Meeting will be voted as specified in the proxy. If a proxy is signed and returned but does not provide instructions as to the shareholder’s vote, the shares will be voted FOR the election of the Board’s nominees to the Board of Directors. We are not aware of any business for consideration at the Annual Meeting other than as described in the Proxy Statement; however, if matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, then the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

Under Pennsylvania law, proxies marked ABSTAIN are not considered to be cast votes and thus, although they will count for purposes of determining whether there is a quorum and for purposes of determining the voting power and number of shares entitled to vote at the Annual Meeting, such abstentions will have no effect on the approval of any matter to come before the meeting. Broker non-votes will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will have no effect on the approval of any matter to come before the meeting.

SOLICITATION OF PROXIES

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 14, 2009.

A complete copy of this proxy statement and our annual report for the year ended December 31, 2008, are also available at http://www.mastech.com/proxy/.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

The Board of Directors was duly elected on September 4, 2008, in anticipation of the Spin-Off by iGATE Corporation of its staffing services business, which became effective on September 30, 2008 through a distribution of 100% of the common stock of the Company to the holders of record of iGATE’s common stock (the “Distribution”). The Company’s Articles of Incorporation currently provide that the number of directors constituting the entire Board shall be no less than three (3) and no more than nine (9). The Company’s Board of Directors is divided into three (3) classes, with each class to be as nearly equal in number as possible and the classes to be elected for staggered terms of three (3) years as follows: two (2) Class I directors whose terms expire in 2009; two (2) Class II directors whose terms expire in 2010; and three (3) Class III directors whose terms expire in 2011. Therefore, two (2) directors are being elected to Class I at the Annual Meeting for a three-year term expiring in the year 2012.

The names of the persons nominated for Class I directors are Sunil Wadhwani and Gerhard Watzinger, both of whom presently serve as Class I directors. The persons appointed as proxies intend to vote the shares represented by them at the Annual Meeting for the election of Sunil Wadhwani and Gerhard Watzinger as Class I directors. The Board of Directors knows of no reason why Sunil Wadhwani and Gerhard Watzinger would be unable to serve as Class I directors. If, at the time of the Annual Meeting, either of Messrs. Wadhwani or Watzinger are unable or unwilling to serve as a Class I director, the persons named as proxies intend to vote for such substitute as may be nominated by the Board of Directors. All nominations were made by the Nominating and Corporate Governance Committee, as further described under the caption “Nominating and Corporate Governance Committee” below.

The following section captioned “Business Experience of Directors” sets forth certain information concerning the Board nominees for election to the Board of Directors at the Annual Meeting.

BUSINESS EXPERIENCE OF DIRECTORS

Nominees for Directors in Class I Whose Terms will Expire in 2012

Sunil Wadhwani, age 56, has served as Director and Co-Chairman effective with the Distribution. Mr. Wadhwani served as Co-Chairman and Chief Executive Officer of iGATE Corporation from October 1996 until April 2008, when he resigned as Chief Executive Officer, but remains a director of iGATE and Co-Chairman of the iGATE Board. From 1986 through September 1996, Mr. Wadhwani served as Chairman of iGATE and held several other offices, including Vice President, Secretary and Treasurer. Mr. Wadhwani has a Bachelor’s degree from the Indian Institute of Technology and a Masters degree from Carnegie Mellon University.

Gerhard Watzinger, age 48, has served as Director effective with the Distribution. Mr. Watzinger is presently Executive Vice President of Corporate Strategy and General Manager of the Data Protection Business of McAfee, Inc. Mr. Watzinger joined McAfee in November 2007 upon McAfee’s acquisition of SafeBoot, a global leader in data protection software, where Mr. Watzinger served as Chief Executive Officer from 2004 to 2007. From 2003 to 2004, Mr. Watzinger was the Chief Executive Officer of Mascot Systems, a subsidiary of iGATE focused on offshore IT operations. From 1998 to 2003, Mr. Watzinger served as Senior Vice President of iGATE’s staffing and solutions operations. Prior to joining iGATE, Mr. Watzinger held senior positions at APT, Pricewaterhouse Coopers and Cap Gemini. Mr. Watzinger has a B.S. Degree in Computer Science from the University of Munich.

Directors in Class II Whose Terms Expire in 2010

Ashok Trivedi, age 59, has served as Director and Co-Chairman effective with the Distribution. Mr. Trivedi served as Co-Chairman and President of iGATE Corporation from October 1996 until April 2008, when he resigned as President, but remains a director of iGATE and Co-Chairman of the iGATE Board. Mr. Trivedi also serves as the Chairman of the Board of iGATE Global Solutions Limited, a subsidiary of iGATE, and has held this position since July 2000. From 1988 through September 1996, Mr. Trivedi served as President of iGATE and held other offices, including Secretary and Treasurer. From 1976 to 1988, he held various marketing and management positions with Unisys Corporation.

D. Kevin Horner, age 50, has served as Director effective with the Distribution. Mr. Horner is presently Chief Information Officer of Alcoa Global Business Services. Mr. Horner assumed this role in 2006. From 2003 to 2005, Mr. Horner was Chief Information Officer of Alcoa North America. From 2000 to 2003, Mr. Horner was Director of Enterprise Global Solutions and Global Applications for Alcoa. From 1998 to 2000, Mr. Horner served as Chief Information Officer for Alcoa Europe. From 1981 to 1998, Mr. Horner held various management positions in business and information systems / information technology with Alcoa. Mr. Horner has a Bachelor’s degree in mathematics from Saint Francis College.

Directors in Class III Whose Terms Expire in 2011

Steven J. Shangold, age 48, has served as Director, President & Chief Executive Officer effective with the Distribution. Mr. Shangold served as President of iGATE Mastech Inc., previously named Mastech Emplifi Inc., a wholly owned subsidiary of iGATE Corporation, since April 6, 2000. Mr. Shangold served as Senior Vice President—U.S. Client Services of Mastech from August 1998 to April 2000. From September 1995 to July 1998, he served as our Vice President of U.S. Sales and Marketing. From February 1992 to September 1995, he served as our Sales Director—Commercial Division. Mr. Shangold earned a Bachelor’s degree in Management from Syracuse University and a Bachelor’s degree in Advertising from the S.I. Newhouse School at Syracuse University.

John Ausura, age 56, has served as Director effective with the Distribution. Mr. Ausura is the Founder and currently Managing Director of Capital Resolution, Inc., a professional services firm which provides interim management and operations improvement assistance to companies in transition. Mr. Ausura assumed this role in 2003. Prior to Capital Resolution and between 2000 and 2003, Mr. Ausura was a Principal with XRoads Solutions Group, LLC, a national restructuring professional services firm. Prior to 2000, Mr. Ausura was a Senior Vice President with PNC Financial Services Group, Inc. in Pittsburgh, PA, where he was Chief Financial Officer of the Consumer Bank and Chief Executive Officer of PNC’s Credit Card Bank. Mr. Ausura completed his MBA at the Wharton School of the University of Pennsylvania and his BA from the University of Scranton.

Brenda Rhodes, age 56, has served as Director effective with the Distribution. Ms. Rhodes is currently the Chief Executive Officer and Chairman of the Board of InTouch Corporation, a customer acquisition and retention services company serving the financial industries. Ms. Rhodes assumed this role in March 2008, upon the completion of a management buyout. In March of 1991, Ms. Rhodes founded and served as the Chief Executive Officer and Chairman of the Board of Hall Kinion and Associates (HAKI on NASDAQ), an information technology staffing company, until being acquired by Kforce Corporation in June 2004. From June 2004 until March 2008, Ms. Rhodes pursued avocational interests in creative arts. Ms. Rhodes completed the OPM program at Harvard University.

VOTES REQUIRED

The Class I Directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that the shareholders vote FOR the nominees named herein.

BOARD COMMITTEES AND MEETINGS

During 2008, the Board of Directors met two (2) times. D. Kevin Horner attended one of these meetings. All of the other directors attended or participated in both meetings. The Board also took action by unanimous written consent on two occasions during the year. The full Board of Directors was duly elected on September 4, 2008, in anticipation of our September 30, 2008 spin-off from iGATE.

The Board of Directors has determined that all directors, other than Messrs. Wadhwani, Trivedi and Shangold, are independent under both the independence criteria for directors established by NYSE Amex and the independence criteria adopted by the Board of Directors. The independence criteria adopted by the Board of Directors are set forth in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.mastech.com under Investor Relations.

The Company has three standing Committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these Committees has a written charter approved by the Board of Directors. A copy of each charter can be found on the Company’s website at www.mastech.com under Investor Relations.

Audit Committee

The Board has an Audit Committee currently consisting of Mr. Watzinger, Ms. Rhodes and Mr. Ausura, who is the chair of the Committee. All members of this Committee are independent directors under the criteria adopted by the Board of Directors and under applicable NYSE Amex listing standards. The Board of Directors has determined that Mr. Ausura is an “audit committee financial expert” as defined in the applicable rules of the Securities and Exchange Commission. The Audit Committee’s duties include selecting the firm of independent accountants to audit the Company’s financial statements, reviewing the scope and results of the independent auditors’ activities and the fees proposed and charged for such activities, reviewing the adequacy of internal controls, reviewing the scope and results of internal audit activities, and reporting the results of the Committee’s activities to the full Board. The Audit Committee met three (3) times during 2008. Mr. Ausura and Ms. Rhodes attended all meetings. Mr. Watzinger attended two of the three meetings.

Compensation Committee

The Board has a Compensation Committee, currently consisting of Mr. Horner, Mr. Ausura and Ms. Rhodes, who is the chair of the Committee. Each member of this Committee is an “independent director” under applicable NYSE Amex listing standards, an “outside director” as defined in section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Compensation Committee is responsible for reviewing and approving matters involving the compensation of directors and named executive officers of the Company, periodically reviewing management development plans, administering the incentive compensation plans and making recommendations to the full Board on these matters. The Compensation Committee met one (1) time in 2008. Mr. Ausura and Ms. Rhodes attended that meeting. Mr. Horner did not attend that meeting.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee currently consisting of Mr. Watzinger, Ms. Rhodes and Mr. Horner, who is the chair of the Committee. Each member of this Committee is an “independent director” under the criteria adopted by the Board of Directors and under applicable NYSE Amex listing standards. The Nominating and Corporate Governance Committee is responsible for recommending to the full Board of Directors candidates for election to the Board of Directors and for overseeing and making recommendations to the Board of Directors on all corporate governance matters.

The Nominating and Corporate Governance Committee will consider director candidates proposed by shareholders. To recommend a prospective nominee for the Nomination and Corporate Governance Committee’s consideration, shareholders should submit the candidate’s name and qualifications in writing to John J. Cronin Jr., Corporate Secretary, Mastech Holdings, Inc., 1000 Commerce Drive, Pittsburgh, PA 15275. The Company’s Articles of Incorporation (“Articles”) address the proper submission of a person to be nominated and sets forth the proper form for a notice of nomination. Please refer to the “2010 SHAREHOLDER PROPOSALS OR NOMINATIONS” section in this document for a summary of the procedures to request a person(s) to be nominated for election as a director of the Company.

The Committee will consider and evaluate candidates submitted by shareholders in accordance with the procedures set forth in the Company’s Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines the same as if such candidates were submitted by the Board of Directors. The Committee screens all potential candidates in the same manner regardless of the source of the recommendation. This assessment will include consideration of background, skill needs, diversity, personal characteristics and business experience. The Nominating and Corporate Governance Committee did not meet in 2008, as the full Board of Directors was duly elected on September 4, 2008.

Corporate Governance Guidelines

The Board of Directors has adopted a set of Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee is responsible for overseeing the Guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The Guidelines are posted on the Company’s web site at www.mastech.com under Investor Relations. This website also includes the Company’s Code of Business Conduct & Ethics and Finance Code of Professional Conduct Policies, which were adopted by the Board of Directors. The Code of Business Conduct and Ethics Policy is the Company’s code-of-ethics document for all employees and also applies to the independent directors with regard to their Company-related activities. The Finance Code of Professional Conduct Policy is intended to be the Company’s written code of ethics under Section 406 of the Sarbanes-Oxley Act of 2002 complying with the standards set forth in the Securities and Exchange Commission Regulation S-K Item 406.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that shareholders initiate any communications with the Board of Directors by e-mail or in writing and send them in care of the Corporate Secretary. Shareholders can send communications directly to the Board of Directors by e-mail to mhhsecretary@mastech.com, or by fax to 412-291-3350, or by mail to Mr. John J. Cronin, Jr., Corporate Secretary, Mastech Holdings, Inc., 1000 Commerce Drive, Pittsburgh, PA 15275. This centralized process will assist the Board of Directors in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board of Directors recipient should be noted in the communication. The Board of Directors has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2009 of: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each named executive officer listed in the Summary Compensation Table below; and (iii) all directors and named executive officers of the Company as a group. As of March 31, 2009, there were 3,606,717 shares of Common Stock outstanding. Except as noted, all persons listed below have sole voting and investment power with respect to their shares of stock, subject to community property laws where applicable.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares of Common Stock	Percentage of Common Stock Outstanding
Sunil Wadhwani (1)(2)	1,020,068	28.3%
Ashok Trivedi (1)(3)	1,020,069	28.3%
Steven J. Shangold (4)	62,822	1.7%
John J. Cronin Jr.	5,300	*
Kevin Kutzavitch (5)	19,653	*
William Gorman (6)	5,267	*
Murali Balasubramanyam	833	*
John Ausura	10,000	*
Brenda Rhodes	0	*
D. Kevin Horner	0	*
Gerhard Watzinger	0	*
All directors and named executive officers as a group of 11 persons	2,144,012	59.4%

*	Less than 1%.
(1)	The address of Messrs. Wadhwani and Trivedi is c/o iGATE Corporation, 1000 Commerce Drive, Pittsburgh, Pennsylvania 15275.
(2)	Includes 170,816 shares held by one family trust, for which Mr. Wadhwani is a co-trustee with sole investment power and no voting power over such shares.
(3)	Includes 155,994 shares held by two family trusts, for which Mr. Trivedi is a co-trustee with sole investment power and no voting power over such shares.
(4)	Includes 25,989 shares that may be acquired within 60 days from the date set forth above, pursuant to the exercise of options.
(5)	Includes 10,653 shares that may be acquired within 60 days from the date set forth above, pursuant to the exercise of options.
(6)	Includes 4,267 shares that may be acquired within 60 days, from the date set forth above, pursuant to the exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and named executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission and NYSE Amex. Directors, named executive officers and other 10 percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on its review of the copies of such reports and amendments thereto provided to the Company, and written representations and information provided to the Company by the reporting persons, the Company believes that during 2008, all such persons complied with the applicable filing requirements under Section 16(a).

NAMED EXECUTIVE OFFICERS

In addition to Mr. Shangold, whose positions and background are discussed under “Business Experience of Directors”, the following persons currently serve as named executive officers and other executive officers of the Company.

John J. Cronin, Jr., age 56, has served as Chief Financial Officer, Secretary, and Treasurer effective with the Distribution. Mr. Cronin functioned as Mastech, Inc.’s Chief Financial Officer since 2002. Prior to joining iGATE Corporation in August of 1998, Mr. Cronin was the Chief Financial Officer at Industrial Ceramics, Inc. Mr. Cronin has an M.B.A. degree from the University of Pittsburgh and holds C.P.A. and C.M.A certifications.

Murali Balasubramanyam, age 53, has served as Executive Vice President of HR and Recruiting effective with the Distribution. Mr. Balasubramanyam has been Mastech, Inc.’s Executive Vice President of HR and Recruiting since 2006. From 2000 to 2006, Mr. Balasubramanyam served as Vice President of HR and Recruiting. From 1998 to 2002, Mr. Balasubramanyam was the Managing Director of Mastech, Inc.’s recruitment center in India. Upon joining Mastech in September 1994, through 1998, Mr. Balasubramanyam managed Mastech, Inc.’s HR function in the U.S., before relocating to India until 2002. Mr. Balasubramanyam has a degree in Business Administration from the University of Madurai.

Kevin Kutzavitch, age 36, has served as Vice President of Sales, effective with the Distribution. Mr. Kutzavitch has been Mastech, Inc.’s Vice President of Sales since 2007, and currently manages the End Client and Integrator sales channels. From 2005 to 2007, Mr. Kutzavitch served as Director of Sales of Mastech, Inc.’s enterprise technology services division. Prior to joining Mastech in April 2000, Mr. Kutzavitch worked at a major Fortune 500 consulting firm as a managing principal. Mr. Kutzavitch holds a B.S. degree in Finance & Accounting and a Masters Degree in Leadership and Information Technology Management from Duquesne University.

William Gorman, age 55, has served as Vice President of Mastech’s brokerage operations services division effective with the Distribution. Mr. Gorman has served as President of Global Financial Services of Nevada (“GFS”) since 2002. Mr. Gorman joined GFS in January 1999 as Director of Sales and Marketing. Mr. Gorman is a Veteran of the United States Navy and has over 25 years of experience in banking and brokerage securities operations.

OTHER EXECUTIVE OFFICERS

Ed Meindl, age 43, has been Mastech, Inc.’s Vice President of Sales since 2004, and currently manages the Managed Service Provider and Strategic Alliance sales channels. From 2000 to 2004, Mr. Meindl served as National Director of Mastech, Inc.’s ERP Practice. Prior to joining Mastech in 1996, Mr. Meindl held business development positions with Algor, Inc. and Trinity Publications. Mr. Meindl holds a B.A. in Business and Marketing from West Virginia University.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis summarizes the Company’s philosophy and objectives regarding the compensation of its named executive officers, including how the Company determines elements and amounts of executive compensation. The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of named executive officers in fiscal 2008 and the report of the Compensation Committee of the Board of Directors, which immediately follows below.

Compensation Philosophy

The Compensation Committee (“Committee”) has adopted a compensation philosophy with respect to the named executive officers of the Company that is intended to align compensation with the Company’s overall business strategy. The core objective guiding our executive officer compensation program is to link compensation levels to shareholder value. Our executive officer compensation program is designed to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the markets and industries in which we compete for talent. Accordingly, we provide incentives to advance the interest of shareholders and deliver levels of compensation that are commensurate with performance. Our goals are:

•	to support our business strategy and financial plan by clearly communicating our goals and objectives to executives and by rewarding achievement;

•	to create a strong performance alignment with shareholders’ interest; and

•	to attract and retain highly qualified executive talent.

The Compensation Committee has established a compensation structure to achieve these goals through a combination of three key compensation elements:

•	a base salary;

•	an annual performance-based cash bonus; and

•	grants of equity-based compensation, such as stock options and/or other stock awards, which may be subject to time-based and / or performance based vesting requirements.

The Compensation Committee believes that this three-part approach best serves the interests of our shareholders. The approach enables us to meet the requirements of the competitive environment in which we operate, while ensuring that executives are compensated in a manner that advances both the short and long-term interests of our shareholders. Under this program design, compensation for our executive officers involves a high proportion of pay that is “at risk”, namely the annual performance-based cash bonus and the value of stock options and/or other stock awards. As an example, for fiscal year 2009 the Compensation Committee accepted the recommendation of the Chief Executive Officer to suspend annual performance-based cash bonuses for all executive officers in light of current market conditions. Additionally, stock options and / or other stock awards align a significant portion of executive officer remuneration directly to the appreciation realized by our shareholders.

The Compensation Committee’s policy is to structure compensation arrangements with named executive officers in a manner that will avoid certain tax deduction limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. In general, Section 162(m) prohibits a Company from deducting, for federal income tax purposes, compensation in excess of $1,000,000 for any given year paid to a named executive officer, except to the extent such excess constitutes performance-based compensation. The Compensation Committee does reserve the discretion to pay compensation that does not qualify for the exemption under Section 162(m) in situations where the Committee believes that such action to be in the best interests of our shareholders.

Compensation Committee Roles and Responsibilities

The Compensation Committee is responsible for reviewing and approving matters involving the compensation of directors and named executive officers of the Company, periodically reviewing management development plans and making recommendations to the full Board on these matters, as well as matters involving the Company’s Stock Incentive Plan.

It is the responsibility of the Compensation Committee to ensure that the total compensation paid to the named executives is fair, reasonable and competitive. The Committee is composed entirely of independent directors and functions in accordance with provisions of the Compensation Committee Charter, which is available on the Company’s website at www.mastech.com, under Investor Relations.

Key Elements of and Factors Affecting Compensation

As discussed above, the three key elements of executive officer compensation are: (a) base salary; (b) annual performance-based cash bonus; and (c) equity compensation. While each of these elements is discussed separately below, the Compensation Committee does consider and reviews the full compensation package afforded by the Company to its named executive officers. The Compensation Committee also reviews all contracts and annual performance-based goals and objectives of all named executives officers.

Base Salaries for Named Executive Officers

The Company provides its named executive officers with a base salary to provide them with a minimum guaranteed compensation level for their services. An executive officer’s base salary is determined by evaluating the responsibilities of the position held, the individual’s experience and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers at peer group companies with comparable qualifications, experience and responsibilities.

In setting base salaries, post-Distribution, the Compensation Committee considered the following:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in similar positions and comparable companies;

•	the expertise, experience and effectiveness of the individual executive;

•	the competitiveness of the market for the executive’s services;

•	the executive’s salary history under iGATE; and

•	the recommendations of our Chief Executive Officer (except as to his own compensation) and the Company’s Co-Chairmen.

Annual Bonuses for Named Executive Officers

In addition to a base salary, each named executive officer is eligible for an annual performance-based cash bonus. The Company has chosen to include annual performance-based cash bonuses as a material element in its compensation plan. The bonus component is designed to motivate individual and team performance in attaining the current year’s financial plan and business objectives.

In 2008, goals and objectives relating to the bonuses for our named executive officers were determined, pre-Distribution by iGATE. Upon separation from iGATE, the Compensation Committee elected to keep in place the iGATE-approved bonus structure for the balance of 2008. These goals for all named executive officers, except for Mr. Gorman, largely consisted of achieving: (a) annual revenue growth of $5.4 million; (b) an annual gross margin percentage of 20.9%; and (c) generating adjusted operating profits of $6.8 million in 2008. In accordance with the plan design, in the event that these goals were exceeded or not fully met, a prorated portion of the “at goal bonus amount” would be paid. Based on the Company’s financial performance in 2008, average bonuses paid to named executive officers under this plan approximated 50% of the aggregate “at goal bonus amount”. Mr. Gorman’s annual bonus was fully tied to the operating profits generated by our brokerage operations business unit.

Based on the recommendation of our Chief Executive Officer and the Compensation Committee’s assessment of the challenging economic conditions facing our industry, the Committee suspended all annual performance-based cash bonuses to our executive officers for the year 2009.

Stock Incentive Plan and Awards to Named Executive Officers

The Company’s long-term incentives are in the form of equity awards, such as stock options, stock appreciation rights, restricted or unrestricted stock awards and performance share grants, in accordance with the Stock Incentive Plan (the “Plan”). The objective of this compensation element is to align compensation over a multi-year period directly with the interests of our shareholders, by motivating and rewarding actions that create or increase long-term shareholder value. In determining the size and types of awards to be granted, the Compensation Committee considers an evaluation of competitive factors in conjunction with total compensation provided to the named executive officer, as well as performance levels and the patterns and impact of prior awards.

Prior to the Distribution, our named executive officers participated in iGATE’s stock-based compensation plans. At the time of the Distribution, each unvested iGATE stock option held by a person who was an employee of the Company immediately after the Distribution, received substituted options to purchase Mastech Common Stock with the same term date, vesting schedule, intrinsic value and ratio of exercise price to share price, that existed with respect to such iGATE stock options at the Distribution date. Accordingly, on October 1, 2008, substituted stock options were issued to the following named executive officers:

•	Mr. Shangold received 77,969 stock options with an exercise price of $3.18. These options vest equally on a quarterly basis through October 1, 2010.

•

Mr. Gorman received 11,379 stock options with an exercise price of $7.79. These options vest as follows: 2,845 options on October 2, 2008; and the remaining options vest equally on a quarterly basis through October 2, 2011.

•

Mr. Kutzavitch received 11,560 stock options with an exercise price of $3.14, which vest on October 1, 2009, and 31,959 stock options with an exercise price of $7.13, which vest equally on April 1, 2009, 2010 and 2011.

On October 15, 2008, the Company granted 215,000 stock options with an exercise price of $1.15 to directors, executive officers and key employees. These awards vest over a four-year period as follows; 25% of the award vest on October 15, 2009; the remaining stock options vest equally on a quarterly basis through October 15, 2012. Our named executives received the following awards:

•	Mr. Shangold received 50,000 stock options

•	Mr. Cronin received 35,000 stock options

•	Mr. Balasubramanyam received 30,000 stock options

•	Mr. Kutzavitch received 10,000 stock options

•	Mr. Gorman received 10,000 stock options

As of December 31, 2008, there were 400,000 shares of Common Stock available for issuance under the Plan. The aforementioned awards are set forth in greater detail in the table entitled “Grant of Plan-Based Awards”.

EMPLOYMENT AGREEMENTS

Prior to the Distribution, our named executive officers had entered into employment agreements with iGATE or Mastech, Inc. After the Distribution, following a review of such agreements by our Compensation Committee, our named executive officers executed new employment agreements or amendments to existing agreements with Mastech Holdings, Inc. and/or Mastech, Inc. which were not materially different than the previous agreements. Detailed below are the terms and conditions of the employment agreements currently in place with our named executive officers.

Mr. Shangold, Mastech, Inc., and the Company are parties to an employment agreement dated as of March 18, 2009, which provides for a base salary of $300,000 and an annual performance-based bonus with an “at goal” target amount of $160,000. Mr. Shangold is also eligible for such other benefit schemes that the Company and Mastech, Inc. may introduce from time to time, including participation in the Company’s Stock Incentive Plan. Mr. Shangold’s agreement provides for a one-year severance in the event of termination by the Company other than for cause or resignation at the direction of the Board of Directors.

Mr. Cronin, Mastech, Inc. and the Company are parties to an employment agreement dated as of March 18, 2009, which provides for a base salary of $180,000 and an annual performance-based bonus with an “at goal” target amount of $50,000. Mr. Cronin is also eligible for such other benefit schemes that the Company and Mastech, Inc. may introduce from time to time, including participation in the Company’s Stock Incentive Plan. Mr. Cronin’s agreement provides for a six-month severance in the event of termination by the Company other than for cause or resignation at the direction of the Board of Directors.

Mr. Balasubamanyam and Mastech, Inc. are parties to an employment agreement dated as of March 25, 2009, which provides for a base salary of $185,000 and an annual performance-based bonus with an “at goal” target amount of $100,000. Mr. Balasubamanyam is also eligible for such other benefit schemes that the Company and Mastech, Inc. may introduce from time to time, including participation in the Company’s Stock Incentive Plan. Mr. Balasubramanyam’s agreement provides for a six-month severance in the event of termination by Mastech, Inc. other than for cause.

Mr. Kutzavitch is party to an employment agreement with Mastech, Inc. entered into on March 16, 2007, and amended March 25, 2009, which provides for a base salary of $173,000 and an annual performance-based bonus with an “at-goal” target amount of $80,000. Mr. Kutzavitch’s agreement provides for a six-month severance in the event of termination by Mastech, Inc. other than for cause. Mr. Kutzavich is also eligible for such other benefit schemes that the Company and Mastech, Inc. may introduce from time to time, including participation in the Company’s stock incentive plan. Pursuant to his agreement, Mr. Kutzavitch was granted 50,000 iGATE stock options on March 30, 2007, with 20,000 options vesting as of April 1, 2008, and 10,000 options vesting on each of April 1, 2009, 2010 and 2011. The unvested options at the Distribution were substituted with 31,959 Mastech options with the vesting schedule unchanged.

Mr. Gorman and Global Financial Services of Nevada are parties to an employment agreement dated as of March 31, 2009, which provides for a base salary of $160,000 and an annual performance-based bonus to be determined in amount at the beginning of each fiscal year. Mr. Gorman is also eligible for such other benefit schemes that the Company and GFS may introduce from time to time, including participation in the Company’s Stock Incentive Plan. The Agreement provides for a six-month severance in the event of termination by GFS other than for cause.

As previously disclosed, the Compensation Committee has suspended all 2009 annual performance-based cash bonuses for all executive officers.

Change of Control/Severance Benefits

As discussed above, each of the named executive officers has an employment agreement. Pursuant to these agreements, each executive’s employment may be terminated by the Company or by the executive with or without cause. Messrs. Balasubramanyam, Kutzavitch, and Gorman must provide thirty (30) days written notice before their voluntary separation from the Company. If an executive’s employment is terminated due to death or disability, by the Company with cause, or by the executive, the executive is entitled to payment of base salary through the date of death, disability or termination of employment. Messrs, Shangold and Cronin are entitled to a specified severance if they are terminated by the Company without cause or they resign at the direction of the Board of Directors. Messrs. Balasubramanyam, Kutzavitch, and Gorman are entitled to a specified severance if they are terminated without cause.

In addition, outstanding stock options and restricted stock awards or other awards issued pursuant to the Plan, held by the named executive officers, may under certain circumstances, continue to vest post termination. The estimated payments to be made by the Company to the named executive officers in the event of severance including the continued vesting of stock options, post termination, are set forth in the Table entitled “Potential Payments Upon Termination or Change in Control” on page 17 of this Proxy Statement.

Other Considerations

Retirement Benefits

Each of the named executive officers is entitled to participate in the Company’s tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. Under the terms of the 401(k) plan, as prescribed by the Internal Revenue Code, the 401(k) contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($15,500 for 2008, subject to a $5,000 increase for participants who are age 50 or older).

Perquisites

The Company does not have a formal program providing perquisites to its executive officers. The perquisites received by the named executive officers are set forth in the Summary Compensation Table.

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussion, the Committee has recommended that this Compensation Discussion and Analysis be included in the Proxy Statement.

The Compensation Committee

Brenda Rhodes

John Ausura

D. Kevin Horner

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the annual and long-term compensation of the Company’s Chief Executive Officer and other individuals who were serving as named executive officers of the Company as of December 31, 2008, (collectively, the “Named Executive Officers”). The information in this table is presented for the years ended December 31, 2008, 2007 and 2006. The information included in the table below generally reflects compensation earned by the named executive officers for services rendered to iGATE and its subsidiaries from January 1, 2006 to September 30, 2008, and for services rendered to Mastech and its subsidiaries from October 1, 2008, to December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total ($)
Steven J. Shangold	2008	$272,596	$89,047	—	$153,082	—	$514,725
President and Chief Executive	2007	261,778	234,821	$57,675	129,858	—	684,132
Officer	2006	250,000	253,000	36,825	86,569	—	626,394

John J. Cronin, Jr.	2008	168,943	26,134	—	19,856	—	214,933
Chief Financial Officer	2007	157,067	48,036	11,536	33,187	—	249,826
	2006	150,000	54,658	7,365	34,270	—	246,293

Murali Balasubramanyam	2008	174,842	52,018	—	25,235	—	252,095
Executive Vice President of	2007	162,540	103,392	34,958	31,900	—	332,790
HR and Recruiting	2006	154,135	95,054	17,536	31,528	—	298,253

Kevin Kutzavitch	2008	147,200	53,932	—	70,301	—	271,433
Vice President, Sales	2007	117,780	81,080	—	87,300	—	286,160
	2006	88,560	55,537	—	28,585	—	172,682

William Gorman	2008	166,154	91,457	—	23,584	—	281,195
Vice President, Brokerage	2007	160,615	39,834	—	42,518	—	242,967
Operations	2006	160,000	124,998	—	43,543	—	328,541

(1)	This column represents the dollar amount recognized for financial reporting purposes under SFAS 123(R) with respect to iGATE restricted stock awards granted in fiscal years prior to 2007. During 2008, expense for financial reporting purposes under SFAS 123(R) included a credit relating to performance shares granted for which the performance goals were not met. These 2008 credits for awards pertaining to Messrs. Shangold, Cronin and Balasubramanyam totaled $38,491, $6,300 and $17,500, respectively. Accordingly, the 2007 stock award values have been adjusted to reflect such credit expense. It should be further noted the values in this column represent accounting expense values and may not be equivalent to the actual value realized by the named executive officer.
(2)	This column represents the dollar amount recognized for financial reporting purposes under SFAS 123(R) with respect to the fiscal year 2008 stock option award granted to our named executive officers as well as for iGATE stock options awarded in prior fiscal years. Refer to the Grants of Plan-Based Awards Table for information on the award made during fiscal year 2008. The values in this column represent the accounting expense values incurred during the fiscal year and may not be equivalent to the actual value recognized by the named executive officer. Certain 2008 awards incorporated into 2008 compensation represent awards with respect to both iGATE and Mastech equity grants.
(3)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted when such perquisites and other personal benefits constituted less than 10% of the total annual salary and bonus for each of the named executive officers for such year.

GRANTS OF PLAN-BASED AWARDS

The following table presents all grants of stock and awards to named executive officers for the fiscal year ended December 31, 2008. The awards in the table below include equity grants made by iGATE prior to the Distribution that were equitably converted into Mastech awards in conjunction with the Distribution.

Name	Grant Date	Stock Option Awards (#)	Exercise Price of Options Awards ($/Sh)	Share Closing Price on Grant Date ($/Sh)		Grant Date Fair Value of Stock Option Awards
Steven J. Shangold	10/01/2008	77,969	$3.18	$7.60	*	$187,630	**
	10/15/2008	50,000	1.15	1.15		27,660

John J. Cronin, Jr.	10/15/2008	35,000	1.15	1.15		19,362

Murali Balasubramanyam	10/15/2008	30,000	1.15	1.15		16,596

Kevin Kutzavitch	10/01/2008	11,560	3.14	7.60	*	25,202	**
	10/01/2008	31,959	7.13	7.60	*	124,261	**
	10/15/2008	10,000	1.15	1.15		5,532

William Gorman	10/01/2008	11,379	7.79	7.60	*	46,410	**
	10/15/2008	10,000	1.15	1.15		5,532

*	Represents substituted stock options related to unvested iGATE stock options held by the named executive officer at the Distribution date. The substituted options to purchase Mastech common stock were issued with the same termination date, vesting schedule, intrinsic value and ratio of exercise price to share price that existed with respect to such iGATE stock options at the Distribution date.
**	These substituted options constituted a modification of stock options related to an equity restructuring, in accordance with the provision of SFAS No, 123(R), however, no incremental stock-based compensation expense was required to be recognized. Accordingly, the grant date fair value of the stock options noted above represents the fair value calculation made by iGATE at the original grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents the number of underlying securities, exercise price and expiration dates of stock options held by the named executive officers as of December 31, 2008. Awards in the table reflect both iGATE and Mastech equity grants. The iGATE awards, which were unvested as of the Distribution, were equitably converted to Mastech awards. The iGATE awards that were vested as of the Distribution date remained as options to purchase iGATE common stock, as presented below:

Name	Number of Securities Underlying Unexercised Options (#) (Exercisable) (1)		Number of Securities Underlying Unexercised Options ($) (Unexercisable) (2)	Option Exercise Price ($)	Option Expiration Date
Steven J. Shangold (3)	8,663		69,306	$3.18	10/01/2014
	—		50,000	1.15	10/15/2018
	11,664	*	—	11.75	09/30/2009
	23,414	*	—	1.93	09/30/2009
	52,500	*	—	3.68	09/30/2009

John J. Cronin, Jr. (4)	—		35,000	1.15	10/15/2018
	100	*	—	12.375	09/30/2009
	2,000	*	—	15.688	09/30/2009
	15,915	*	—	1.93	09/30/2009
	10,000	*	—	5.58	09/30/2009
	50,000	*	—	2.96	09/30/2009

Murali Balasubramanyam (5)	—		30,000	1.15	10/15/2018
	40,000	*	—	2.96	09/30/2009

Kevin Kutzavitch (6)	—		11,560	3.14	10/01/2015
	—		31,959	7.13	04/02/2017
	—		10,000	1.15	10/15/2018
	10,000	*	—	3.63	09/30/2009

William Gorman (7)	2,845		8,534	7.79	10/02/2017
	—		10,000	1.15	10/15/2018
	4,000	*	—	13.688	09/30/2009

*	Represents an outstanding iGATE option award.
(1)	All outstanding options in this column have been fully earned and are fully exercisable.
(2)	All outstanding options in this column are not yet vested and not exercisable as of December 31, 2008.
(3)	Mr. Shangold’s unexercisable options vest as follows: the 69,306 options vest equally on a quarterly basis through October 1, 2010; the 50,000 options vest 25% on October 15, 2009 and the remaining options vest equally on a quarterly basis through October 15, 2012.
(4)	Mr. Cronin’s unexercisable options vest as follows: the 35,000 options vest 25% on October 15, 2009 and the remaining options vest equally on a quarterly basis through October 15, 2012.
(5)	Mr. Balasubramanyam’s unexercisable options vest as follows: the 30,000 options vest 25% on October 15, 2009 and the remaining options vest equally on a quarterly basis through October 15, 2012.
(6)	Mr. Kutzavitch’s unexercisable options vest as follows: the 11,560 options vest on October 1, 2009; the 31,959 options vest equally on April 1, 2009, 2010 and 2011; the 10,000 options vest 25% on October 15, 2009 and the remaining options vest equally on a quarterly basis through October 15, 2012.
(7)	Mr. Gorman’s unexercisable options vest as follows: the 8,534 options vest equally on a quarterly basis through October 2, 2011; the 10,000 options vest 25% on October 15, 2009 and the remaining options vest equally on a quarterly basis through October 15, 2012.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential incremental payments and benefits which the named executive officers would be entitled to receive upon termination of employment under their respective agreements. The amounts shown in the table are based on an assumed termination as of December 31, 2008, exclude payments and benefits that are provided on a non-discriminatory basis to our employees generally upon termination of employment and represent estimates of the incremental amounts that would be paid to each executive upon his termination based on 2008 base salary and our current premium costs for their medical and welfare benefits.

Name Executive	Salary	Bonus	Options	Healthcare
Steven J. Shangold (1)	$299,400	$—	$15,328	$4,754
John J. Cronin Jr. (2)	89,929	—	—	2,380
Murali Balasubramanyam (2)	92,427	—	—	2,380
Kevin Kutzavitch (2)	86,432	—	—	2,380
William Gorman (2)	79,937	—	—	2,380

All calculations were estimated based upon a termination scenario. The measurement date for the estimated Company stock option awards was based upon a closing price of $2.38 at December 31, 2008. The discount rate used for estimating these awards was approximately 0.3% at December 31, 2008.

(1)	Upon termination other than for cause, Mr. Shangold would receive twelve (12) months severance totaling $300,000 paid over 26 bi-weekly periods. Mr. Shangold would continue to vest in outstanding stock options for a twelve (12) month period from such termination date. Upon termination for any reason, Mr. Shangold would be subject to nondisclosure, noncompetition and nonsolicitation agreements for a period of one (1) year after termination.
(2)	All other named executive officers, upon termination other than for cause, would receive six (6) months of severance. The other named executive officers would continue to vest in outstanding stock options for a six (6) month period from such termination date. Upon termination for any reason, all executive officers are subject to nondisclosure, noncompetition and nonsolicitation agreements for a period of one (1) year after termination.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning aggregate exercises of stock options and vesting of stock awards for both iGATE and Mastech grants during 2008 for each named executive officer.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired (#)	Value Realized on Vesting ($)
Steven J. Shangold	—	—	22,500	$253,125
John J. Cronin, Jr.	—	—	—	—
Murali Balasubramanyam	—	—	—	—
Kevin Kutzavitch	23,750	$57,475	—	—
William Gorman	8,813	48,461	—	—

DIRECTOR COMPENSATION

The following table provides information concerning the compensation of directors for fiscal year 2008.

Name	Fees Earned or Paid in Cash in 2008	2008 Stock Awards	2008 Option Awards (3)(4)	Total 2008
John Ausura (1)	$7,500	$—	$264	$7,764
Brenda Rhodes (2)	5,000	—	264	5,264
D. Kevin Horner (2)	5,000	—	264	5,264
Gerhard Watzinger (2)	5,000	—	264	5,264

(1)	The annual retainer for the Chairman of the Audit Committee, Mr. Ausura, is $30,000.
(2)	The annual retainer for all other directors is $20,000 each.
(3)	Amounts represent expense recognized for financial statement reporting purposes under SFAS 123(R) for fiscal year 2008. These values represent the accounting expense values incurred and may not be equivalent to the actual value recognized by the director.
(4)	All four independent directors were each awarded 10,000 stock options at an exercise price of $1.15 in 2008, with a grant date fair value of $5,532. These options will vest over a four year period as follows: 25% of the award will vest on October 15, 2009; with the remaining balance vesting equally on a quarterly basis through October 15, 2012.

Messrs. Wadhwani, Trivedi, and Shangold, as non-independent directors, did not receive compensation for their services as directors in 2008.

All directors are reimbursed for travel expenses incurred in connection with attending Board and Committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2008, the Compensation Committee consisted of Messrs. Ausura and Horner, with Ms. Rhodes as chair. No member of this Committee was at any time during the 2008 fiscal year or at any other time an officer or employee of the Company, and no member had any relationships with the Company requiring disclosure under Section 404 of Regulation S-K. No named executive officer of the Company has served as a director or member of the Compensation Committee (or other Committee serving an equivalent function) of any other entity, one of whose named executive officers served as a director or member of the Compensation Committee of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Committee selects the Company’s independent public accountants. The Company’s management was previously granted authority by the Audit Committee to hire the Company’s audit firm for permissible, non-audit service projects under $10,000 in fees per engagement and to notify the Audit Committee at the next regularly scheduled meeting of any such project awarded to the audit firm. Projects expected to be greater than $10,000 must be pre-approved by the Audit Committee in advance of the commencement of any work.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Committee’s responsibility is to oversee these processes.

In this context, the Committee has met and held discussions with management and the independent public accountants. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited financial statements with management and the independent public accountants. The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Committee has discussed with the independent public accountants the auditor’s independence from the Company and its management and has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Company paid its independent accountants $86,704 for audit services provided in 2008.

The Committee discussed with the Company’s independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Committee’s discussions with management and independent public accountants and the Committee’s review of the representations of management and the report of the independent public accountants to the Committee, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, to be filed with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

John Ausura

Brenda Rhodes

Gerhard Watzinger

INDEPENDENT PUBLIC ACCOUNTANTS

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees billed to us by UHY LLP (“UHY”) for services rendered for 2008 in the following categories and amounts were:

2008 UHY
Audit fees	$79,000
Audit-related fees	2,500
All other fees	5,204

Total	$86,704

Audit Fees for 2008 totaled $79,000. This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q quarterly reports (for the third quarter 2008) and services that are normally provided by the independent auditors in connection with statutory and regulatory filings. Due to a transition period established by rules of the Securities and Exchange Commission for newly public companies, there was no required audit of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees totaled $2,500 and related to the review of certain documents and filings related to the Company’s spin-off from iGATE, effective September 30, 2008.

All Other Fees totaled $5,204 and relate to reimbursement of travel and travel-related expenses.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one-year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. Of the total fees paid to the independent auditors in 2008, 100% of the 2008 audit fees were pre-approved by the Audit Committee.

Representatives of UHY are expected to be present at the meeting, make a statement, or be available to respond to questions.

The firm of UHY LLP (“UHY”) acts as our principal independent registered public accounting firm. Through December 31, 2008, UHY had a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

CERTAIN RELATED PARTY TRANSACTIONS

At December 31, 2008, Mr. Wadhwani, directly owned 849,252 common shares of the Company and indirectly owned 170,816 common shares of the Company through various family trusts. At December 31, 2008, Mr. Trivedi, directly owned 864,075 common shares of the Company and indirectly owned 155,994 common shares of the Company through various family trusts. Mr. Wadhwani and Mr. Trivedi, own approximately 57% of our outstanding common stock and also own approximately 57% of iGATE Corporation. (“iGATE”).

All transactions with iGATE are outlined in the transition agreements set forth below, which were each approved by our Board of Directors and were transactions negotiated at arms length between the parties.

Relationships Between iGATE and Mastech Holdings, Inc.

On September 30, 2008, the Company completed the Distribution to its shareholders of all of the outstanding shares of common stock of Mastech Holdings, Inc. (“Mastech”) in a tax free spin-off (the entire transaction, including the Distribution, is collectively referred to as the “Spin-Off”). The Spin-Off was paid in the amount of one share of our common stock for every fifteen shares outstanding of iGATE common stock. Following the Spin-Off, Mr. Wadhwani and Mr. Trivedi continue to each own approximately 28% of the outstanding common stock of iGATE and to serve as Co-Chairmen of the Board of Directors of iGATE. Mr. Wadhwani and Mr. Trivedi each own approximately 28% of our outstanding common stock and serve as our Co-Chairmen.

In connection with the Spin-Off, we entered into certain agreements with iGATE, which govern the terms of the Spin-Off and define our ongoing relationship with iGATE. These agreements include, among others:

•	a Separation and Distribution Agreement;

•	a Tax Sharing Agreement;

•	an Employee Matters Agreement; and

•	a Transition Services Agreement (collectively, the “Spin-Off Agreements”).

The transactions with iGATE, pursuant to the Spin-Off Agreements, for the period from October 1, 2008 to December 31, 2008 were as follows:

Dollars in thousands
Outsourcing services rendered to us by iGATE	$422
Reimbursable expenses incurred on our behalf by iGATE	$922

Separation and Distribution Agreement

The Separation and Distribution Agreement sets forth the agreement between iGATE and Mastech with respect to the principal transactions necessary to separate Mastech from iGATE as well as other agreements that govern certain aspects of iGATE’s relationship with Mastech (including a prohibition on Mastech’s usage of the word “iGATE” as part of its trade name) after the completion of the Spin-Off.

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identifies assets transferred, liabilities assumed and contracts assigned to each of iGATE and Mastech as part of the reorganization of iGATE, and describes when and how these transfers, assumptions and assignments occur. In particular, the Separation and Distribution Agreement provides that, subject to the terms and conditions contained in the Separation and Distribution Agreement:

•

All of the assets and liabilities (including whether accrued, contingent or otherwise) associated with the Professional Services business of iGATE will be retained by or transferred to Mastech or one of Mastech’s subsidiaries.

•

All other assets and liabilities (including whether accrued, contingent or otherwise) of iGATE will be retained by or transferred to iGATE or one of its subsidiaries (other than us or one of our subsidiaries).

•

Liabilities (including whether accrued, contingent or otherwise) related to, arising out of or resulting from businesses of iGATE that were previously terminated or divested will be allocated among the parties to the extent formerly owned or managed by or associated with such parties or their respective businesses.

•

Each party or one of its subsidiaries will assume or retain any liabilities (including under applicable federal and state securities laws) relating to, arising out of or resulting from any registration statement or similar disclosure document that offers for sale by such party any security after the separation.

•

Each party or one of its subsidiaries will assume or retain any liabilities (including under applicable federal and state securities laws) relating to, arising out of or resulting from any registration statement or similar disclosure document that offers for sale any security prior to the separation to the extent such liabilities arise out of, or result from, matters related to their respective businesses.

•

iGATE will assume or retain any liability relating to, arising out of or resulting from any registration statement or similar disclosure document related to the separation (including Mastech’s registration statement on Form 10 and the related Mastech information statement), but only to the extent such liability derives from a material misstatement or omission contained in the portions of the Mastech information statement that relate to iGATE. Mastech will assume or retain any other liability relating to, arising out of or resulting from any registration statement or similar disclosure document related to the separation (including the Form 10 and the related Mastech information statement).

•

Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement, iGATE will be responsible for any costs or expenses incurred by Mastech or iGATE in connection with the separation other than costs and expenses relating to legal counsel, financial advisors and accounting advisory work incurred after the separation.

The allocation of liabilities with respect to taxes was solely covered by the Tax Sharing Agreement between iGATE and Mastech, as described below. Except as may expressly be set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets will be transferred on an “as is,” “where is” basis and the respective transferees will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good title, free and clear of any security interest, that any necessary consents or governmental approvals are not obtained and that any requirements of laws or judgments are not complied with.

The Distribution

In connection with the Spin-Off, each iGATE shareholder received .06667 of a share of Mastech’s common stock for every share of iGATE common stock such shareholder owned as of the record date of the Spin-Off. No fractional shares of Mastech’s common stock were distributed in the distribution.

Releases and Indemnification

Except as otherwise provided in the Separation and Distribution Agreement or any ancillary agreement executed in connection with the Spin-Off, each party agreed to release and forever discharge the other party and its subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Spin-Off. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Spin-Off pursuant to the Separation and Distribution Agreement or any ancillary agreement.

In addition, the Separation and Distribution Agreement provides for cross-indemnities that, except as otherwise provided in the Separation and Distribution Agreement, are principally designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of Mastech’s business with Mastech. Specifically, each party will, and will cause its subsidiaries and affiliates to, indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and each of its officers, directors, employees and agents for any losses arising out of or otherwise in connection with:

•	The liabilities each such party assumed or retained pursuant to the Separation and Distribution Agreement;

•	The operation of each such party’s business, whether prior to or after the distribution; and

•	Any breach by such party of the Separation and Distribution Agreement or ancillary agreement.

•	Indemnification with respect to taxes will be governed solely by the Tax Sharing Agreement.

Legal Matters

Except as otherwise set forth in the Separation and Distribution Agreement (or as further described below), each party to the Separation and Distribution Agreement has assumed the liability for, and control of, all pending and threatened legal matters related to its own business or assumed or retained liabilities and will indemnify the other party for any liability arising out of or resulting from such assumed legal matters. Each party to a claim will cooperate in defending any claims against the other party for events that took place prior to, on or after the date of the Spin-Off.

Insurance

Following the Spin-Off, Mastech is responsible for obtaining and maintaining its own insurance coverage and will no longer be an insured party under iGATE’s insurance policies, except in specified circumstances as set forth in the Transition Services Agreement.

Tax Sharing Agreement

The Tax Sharing Agreement generally governs iGATE’s and Mastech’s respective rights, responsibilities and obligations after the Spin-Off with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the distribution of all of Mastech’s stock to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Section 355 of the Internal Revenue Code of 1986, as amended. Under the Tax Sharing Agreement, Mastech generally will be liable for, and indemnify iGATE and its subsidiaries against, taxes incurred as a result of the distribution of Mastech common stock not qualifying as tax-free for U.S. federal income tax purposes where such taxes do not result from certain actions undertaken by iGATE, any of iGATE’s subsidiaries or any of iGATE’s shareholders after such distribution. Mastech will also assume liability for and indemnify iGATE and its subsidiaries against taxes attributable to Mastech, Mastech’s subsidiaries or any of Mastech’s assets or operations for all tax periods. iGATE generally will be liable for and indemnify Mastech against taxes attributable to iGATE, its subsidiaries or any of its assets or operations for all tax periods other than taxes arising as a result of the Spin-Off or related transactions that are described above as payable by us. In addition, to the extent certain taxes pertaining to a period prior to the separation are not specifically attributable to Mastech or iGATE, both Mastech and iGATE will be responsible for a share of such pre-separation taxes based upon our relative profits before taxes for the relevant period.

Employee Matters Agreement

The Employee Matters Agreement allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters in connection with the separation, including the treatment of outstanding incentive awards and certain retirement and welfare benefit obligations, both in and outside of the United States. The Employee Matters Agreement also provided the manner in which outstanding iGATE stock options and restricted stock units will be treated in connection with the Distribution.

Transition Services Agreement

We entered into a Transition Services Agreement with iGATE to provide for an orderly transition to being an independent company. Under the Transition Services Agreement, iGATE will provide Mastech with various services, including services relating to accounting, tax compliance, telecommunications services and information technology services.

Under the Transition Services Agreement, the cost of each transition service, for the most part, is based on either a flat fee or an allocation of the incremental cost incurred by the company providing the service. We will pay a fee to iGATE for these services, which fee is generally intended to allow iGATE to recover all of our direct and indirect costs, generally without profit. However, there are certain pre-separation joint assets that have been retained by iGATE in accordance with the Separation and Distribution Agreement. The use of such assets in conjunction with services related to such assets will be permitted to us for a limited time at no cost. The Transition Services Agreement was negotiated in the context of a parent-subsidiary relationship and in the context of the separation of iGATE into two companies.

All services to be provided under the Transition Services Agreement will be provided for a specified period of time as set forth below:

•	Coverage under iGATE Employee Benefit Plans: through December 31, 2008.

Mastech has paid iGATE premiums for services and coverages under the plans in accordance with prior practices and internal costing rates. If the total cost of the plan exceeds the aggregate internal costing premiums, we will pay iGATE its pro rata portion of these unabsorbed premiums. Should the total cost of the plan be less than the aggregate internal costing premiums, iGATE will pay us its pro rata portion of these over-absorbed premiums. Effective January 1, 2009, all Mastech employees converted to a Mastech sponsored benefits plan. Should for any reason iGATE continue to incur costs for Mastech employees after December 31, 2008, Mastech will reimburse iGATE for actual costs incurred.

•

Apportionment of PeopleSoft and Oracle Licenses and related prepaid support fees: both parties intend to secure new PeopleSoft and Oracle arrangements by March 31, 2009. iGATE’s incremental cost associated with the purchase of additional licenses prior to apportionment has been allocated between iGATE and us. This incremental charge to Mastech has been invoiced by iGATE and was paid by Mastech.

•	Access to desktop software: until 90 days after the distribution date. There was no charge to Mastech for this service.

•	Telecommunications services: Mastech will use iGATE’s current service agreement until both parties agree otherwise and will reimburse iGATE for actual cost.

•	Sarbanes-Oxley compliance and financial reporting assistance: through the first anniversary of the distribution date. Mastech will reimburse iGATE for the incremental costs of this service.

POLICIES AND PROCEDURES FOR APPROVING RELATED PERSON TRANSACTIONS

Pursuant to the charter of the Audit Committee, all material transactions relating to related person transactions are to be approved by the Audit Committee, which is composed of disinterested members of the Board of Directors. The Spin-Off was approved in a joint meeting of the Boards of iGATE and Mastech on September 4, 2008, which included all independent directors and members of the Audit Committees of both companies.

2010 SHAREHOLDER PROPOSALS OR NOMINATIONS

Proposals of shareholders intended to be presented at the 2010 Annual Meeting of Shareholders must be received by the Company at its principal office in 1000 Commerce Drive, Pittsburgh, Pennsylvania, 15275, not later than January 15, 2010 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act for inclusion in the Proxy Statement for that meeting.

The Company’s Articles of Incorporation (“Articles”) provide that advance written notice of shareholder-proposed business intended to be brought before an annual meeting of shareholders must be given to the Secretary of the Company not less than 120 days in advance of the meeting at which the business is proposed to be transacted; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of business to be transacted must be received not later than the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred.

The Company’s Articles also provide that a shareholder may request that persons be nominated for election as directors by submitting written notice thereof, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of the nomination must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred. To be in proper form, the notice of nomination must set forth: (i) the names and addresses of the shareholder proposing the nomination and each proposed nominee; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and such other information regarding each proposed nominee pursuant to which the nomination or nominations are to be made by the shareholder; and (iv) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors.

FORM 10-K

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2008, as well as the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, is being mailed to the shareholders with this Proxy Statement. Exhibits will be provided upon request and payment of an appropriate processing fee.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors

John J. Cronin Jr.

Chief Financial Officer and Corporate Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND WE APPRECIATE YOUR COOPERATION.

Please mark your votes as indicated in this example	☒

		FOR the nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed	*EXCEPTIONS

1.	The election of two (2) persons as Class I Directors.	☐	☐	☐	In their discretion, the proxy holders are authorized to vote upon such matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

NOMINEES: 01 Sunil Wadhwani 02 Gerhard Watzinger

Unless otherwise specified, this proxy will be voted FOR Proposal 1.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for Address	☐
Change or Comments
SEE REVERSE

Signature	Signature	Date

NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation or partnership, please sign the full corporate or partnership name and indicate title as duly authorized officer or partner.

▲  FOLD AND DETACH HERE  ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET
http://www.proxyvoting.com/mhh
Mastech Holdings, Inc.	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders	Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
The Proxy Statement and the 2008 Annual Report to Stockholders are available at:
http://www.mastech.com/proxy/

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MASTECH HOLDINGS, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The signer hereto appoints Sunil Wadhwani and Gerhard Watzinger and each of them, acting singly, proxies of the signer with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock, par value $0.01 per share, of Mastech Holdings, Inc. (the “Company”) which the signer would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on May 14, 2009, at 8:30 AM Eastern Time at the Four Points by Sheraton, Pittsburgh Airport, One Industry Lane, Pittsburgh, Pennsylvania, 15275 and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD’S NOMINEES TO THE BOARD OF DIRECTORS AND EACH OF THE MATTERS SUBMITTED BY THE BOARD FOR VOTE BY THE SHAREHOLDERS AND, IN THEIR DISCRETION, THE PROXIES WILL BE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(IMPORTANT–TO BE SIGNED AND DATED ON REVERSE SIDE)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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